UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported) August 27, 2012

NORTHRIDGE VENTURES INC.

(Exact name of registrant as specified in its chapter)

Nevada	000-52239	98-0449083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

187 East Warm Springs Road, Suite B153

Las Vegas, Nevada 89119

(Address of principal executive offices)

(702) 537-0246

(Registrant's telephone number, including area code)

2325 Hurontario Street, Suite 204

Mississauga, Ontario L5A 4K4

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 27, 2012, Victor Miller resigned as the Chief Executive Officer, President, Secretary and Treasurer of the registrant and Andrew Grundman was appointed President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary of the registrant. Also on August 27, 2012, Andrew Grundman was appointed a director of the registrant.

On August 28, 2012, Victor Miller resigned as a director of the registrant.

Mr. Miller has advised the registrant that he resigned from his position as an officer and director of the registrant for personal reasons and not because of any disagreement with the registrant.

Andrew Grundman, 46, has been the sole principal of Grundman Law since 2002, providing business consultation and legal services to the mining industry. Mr. Grundman has held senior executive positions and directorships with public and private companies since 2002. His corporate and mineral exploration experience is expected to assist the Company with its efforts to implement profitable operations.

During the past five years, Mr. Grundman has held the following positions:

Position(s) Held	From	To	Employer	Business Operations

principal	2012	Present	Grundman Law	Legal and consulting services to the mining industry
President/Treasurer/director	2012	Present	American Mining Corporation	Mineral exploration
consultant	2012	Present	Comstock Royalty	Mineral exploration
director	2010	2011	Concentric Energy Corp.	Mineral exploration
director	2009	2009	SNS Silver Corp.	Mineral exploration
director	2008	2009	Sterling Mining Company	Mineral exploration
consultant	2006	2009	Minera del Mar S.A. de C.V.	Mineral exploration
consultant	2005	2009	Industrial Consulting Group, Inc.	Consulting services to the mining industry
general manager	2002	2008	Sunshine Precious Metals, Inc.	Mineral exploration

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2012	Northridge Ventures Inc.

/s/ Andrew Grundman
Andrew Grundman
President & Chief Executive Officer